Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

SECOND QUARTER 2012 RESULTS

Core FFO per share of $0.26

Strong Operating Performance with In-Service Occupancy over 92 percent

$103 million of Industrial and Medical Office Acquisitions and

$128 million of New Development Starts

$300 million Ten-Year, Senior Note Issuance at a 4.375 Percent Coupon

(INDIANAPOLIS, July 25, 2012) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the second quarter of 2012.

“Strong operational results, high-quality new investments and efficient capital raising resulted in a very solid second quarter,” said Denny Oklak, Chairman and CEO. “Core FFO was $0.26 per share. We completed 4.9 million square feet of leasing activity and maintained overall portfolio occupancy at 92.0 percent. We achieved very strong same-property net operating income growth of 3.7 percent as compared to the twelve months ended June 30, 2011. We also continued the momentum from the first quarter with significant build-to-suit development projects in both our industrial and our medical office business. To help reduce our cost of capital, we opportunistically issued $300 million of ten-year, senior unsecured notes at a company record low 4.375 percent coupon. The issuance pre-funded near-term debt maturities. Overall, we are pleased with a very successful second quarter.”

Duke Realty Reports Second Quarter 2012 Results

July 25, 2012

Quarterly Highlights

Core Funds from Operations (“Core FFO”) per diluted share was $0.26 for the quarter. Funds from Operations (“FFO”) per diluted share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $0.25 for the quarter.

Solid operating results:

•	In-service portfolio occupancy of 92.2 percent and bulk industrial occupancy of 93.6 percent at June 30, 2012;

•	Total leasing activity of approximately 4.9 million square feet in the second quarter of 2012;

•

Same-property net operating income growth of 3.7 percent for the twelve months ended June 30, 2012 and 3.4 percent for the three months ended June 30, 2012, as compared to the comparable periods ended June 30, 2011.

Progress on asset and capital strategies:

•	Completed $103 million of acquisitions during the quarter;

•	Began nearly $128 million of new developments, consisting of three industrial developments totaling 872,000 square feet and two medical office buildings totaling 195,000 square feet;

•	Completed $27 million of dispositions;

•	Issued $300 million of 4.375 percent senior unsecured notes due 2022, with an effective rate of 4.47 percent;

•

During the quarter, issued approximately 311,000 new shares of common stock under our ATM program, generating gross proceeds of $4.53 million and net proceeds of approximately $4.44 million. During the third quarter through July 11th, 2012, we issued an additional 2,003,075 shares of common stock under our ATM program generating gross proceeds of approximately $29.45 million and net proceeds of approximately $28.86 million;

•	At June 30, 2012, $107 million of cash on hand and no balance on the line of credit.

Financial Performance

•

Core FFO for the second quarter of 2012 of $0.26 per share compared with $0.29 per share for the second quarter of 2011. The change is primarily attributable to lower service operations fees from the winding down of the Base Realignment and Closure (“BRAC”) project. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

Duke Realty Reports Second Quarter 2012 Results

July 25, 2012

•

FFO as defined by NAREIT was $0.25 per share for the second quarter 2012 and $0.29 per share for the second quarter 2011. In addition to the impacts outlined in Core FFO above, FFO as defined by NAREIT was reduced by acquisition-related costs. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

•	Net loss of $0.11 per diluted share for the second quarter of 2012 compared to net loss of $0.12 per diluted share for the same quarter in 2011.

Operating Performance Highlights

•	In-service portfolio occupancy on June 30, 2012 of 92.2 percent, compared to 92.0 percent on March 31, 2012.

•	In-service occupancy in the bulk distribution portfolio on June 30, 2012 of 93.6 percent, compared to 93.5 percent on March 31, 2012.

•

In-service occupancy in the medical office portfolio of 90.7 percent on June 30, 2012, compared to 90.9 percent on March 31, 2012, and in-service occupancy in the suburban office portfolio of 85.9 percent at quarter end, compared to 85.5 percent on March 31, 2012.

•	Tenant retention for the quarter of approximately 66 percent with overall positive rental rate growth of 0.6 percent.

•

Same-property net operating income growth of 3.7 percent for the twelve months ended June 30, 2012 and 3.4 percent for the three months ended June 30, 2012, as compared to the comparable periods ended June 30, 2011. This positive same-property performance was primarily driven by lease-up of assets while rental rate growth improved modestly.

Real Estate Investment Activity

The company acquired $103 million (1.3 million square feet) of assets, substantially all of which were high-quality bulk industrial facilities located in strategic markets during the second quarter 2012.

The second quarter included the following strategic acquisitions:

•	A 498,000 square foot bulk industrial facility in La Mirada, CA that was 100 percent leased to Staples and Cotton On USA;

Duke Realty Reports Second Quarter 2012 Results

July 25, 2012

•	A 570,000 square foot bulk industrial building in Atlanta, GA that was 100 percent leased to a global leader in the exhibit and display service business;

•	A 257,000 square foot bulk industrial facility in Chicago, IL that was 100 percent leased to Brighton Best International.

Development

Oklak stated, “New development has continued its strong momentum at mid-year. After $121 million of starts in the last quarter, we commenced nearly $128 million of industrial and medical projects during the second quarter, consistent with our asset and operating strategies. In total, we have 3.4 million square feet across thirteen projects underway, with total budgeted costs of $459 million, that are 86 percent pre-leased in the aggregate.”

The second quarter included the following development activity:

Wholly-Owned Properties

•

During the quarter, three new industrial developments were started. Two 100 percent pre-leased buildings in Chicago and Atlanta totaling 441,000 square feet and one 431,000 square foot speculative bulk distribution facility in Chino, CA. Two medical office projects totaling 195,000 square feet were also started. They were both 100 percent pre-leased.

•

Our wholly-owned development projects under construction on June 30, 2012 consisted of six medical office projects totaling 523,000 square feet, four industrial projects totaling 1.9 million square feet and one 344,000 square foot office project. These projects were 82 percent pre-leased in the aggregate.

•	During the quarter, an 87,000 square foot medical office building located in Raleigh, NC that was 62 percent pre-leased was placed in service.

Joint Venture Properties

•

Our joint-venture-owned development projects under construction at June 30, 2012 consisted of one industrial project totaling 376,000 square feet and one medical office project totaling 274,000 square feet. These projects are 100 percent pre-leased.

Duke Realty Reports Second Quarter 2012 Results

July 25, 2012

Dispositions

Proceeds from property dispositions totaled $27 million during the quarter, of which $15 million was from three non-core flex industrial assets (86 percent occupied), $11 million from one retail asset (80.5 percent occupied) and the remaining from undeveloped land. The retail and industrial dispositions comprised approximately 84,000 and 661,000 square feet, respectively, with a weighted average age of over 20 years.

2012 Earnings Guidance

The company tightened Core FFO guidance for 2012 from $0.94 to $1.06 to $0.98 to $1.06.

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The second quarter dividend will be payable August 31, 2012 to shareholders of record on August 15, 2012. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.4140625	August 15, 2012	August 31, 2012
Series K	DREPRK	$0.40625	August 15, 2012	August 31, 2012
Series L	DREPRL	$0.4125	August 15, 2012	August 31, 2012
Series O	DREPRO	$0.523437	September 17, 2012	October 1, 2012

Information Regarding FFO

The company computes FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss), excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”); plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO is an operating measure and should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not

Duke Realty Reports Second Quarter 2012 Results

July 25, 2012

represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including its ability to make cash distributions to shareholders. A reconciliation of net income and net income per share, as defined by GAAP, to FFO and FFO per share, as defined by NAREIT, is included in the financial tables accompanying this release.

For information purposes, the company also provides FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time (“Core FFO”). The adjustments include impairment charges, tax expenses or benefits related to either changes in deferred tax asset valuation allowances or changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, gains (losses) on debt transactions, adjustments related to the repurchase of preferred stock and gains on and related costs of acquisitions. Although the calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables accompanying this release.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company does not believe same-property net operating income growth to be a primary measure of overall company operating performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, without differentiating or making adjustment as to whether a property is consolidated or jointly controlled.

A description of the properties that are excluded from our same-property measure is included on page 20 of our June 30, 2012 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 140.6 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Duke Realty Reports Second Quarter 2012 Results

July 25, 2012

Second Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, July 26, 2012, at 3:00 p.m. EDT to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2011. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Duke Realty Reports Second Quarter 2012 Results

July 25, 2012

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

Duke Realty Corporation

Statement of Operations

June 30, 2012

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental and related revenue	$205,008	$180,009	$407,678	$370,438
General contractor and service fee revenue	63,607	135,362	132,575	281,909

	268,615	315,371	540,253	652,347

Expenses:
Rental expenses	34,795	32,712	71,846	73,136
Real estate taxes	28,071	26,147	56,608	53,540
General contractor and other services expenses	57,879	122,969	121,800	258,633
Depreciation and amortization	92,721	83,351	184,084	161,057

	213,466	265,179	434,338	546,366

Other operating activities:
Equity in earnings of unconsolidated companies	267	1,713	1,776	2,786
Gain (loss) on sale of properties	119	492	(158)	68,348
Undeveloped land carrying costs	(2,168)	(2,453)	(4,466)	(4,762)
Other operating expenses	(196)	(26)	(461)	(111)
General and administrative expense	(11,594)	(8,541)	(23,433)	(19,738)

	(13,572)	(8,815)	(26,742)	46,523

Operating income	41,577	41,377	79,173	152,504
Other income (expenses):
Interest and other income, net	98	284	244	371
Interest expense	(61,220)	(53,814)	(122,138)	(106,461)
Acquisition-related activity	(1,029)	(594)	(1,609)	(1,183)

Income (loss) from continuing operations	(20,574)	(12,747)	(44,330)	45,231
Discontinued operations:
Loss before gain on sales	(249)	(3,824)	(1,079)	(8,616)
Gain on sale of depreciable properties	3,095	2,713	9,571	14,316

Income (loss) from discontinued operations	2,846	(1,111)	8,492	5,700
Net income (loss)	(17,728)	(13,858)	(35,838)	50,931
Dividends on preferred shares	(11,082)	(15,974)	(24,275)	(31,948)
Adjustments for redemption/repurchase of preferred shares	—	—	(5,730)	(163)
Net (income) loss attributable to noncontrolling interests	328	790	971	(293)

Net income (loss) attributable to common shareholders	$(28,482)	$(29,042)	$(64,872)	$18,527

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	$(0.12)	$(0.11)	$(0.28)	$0.05
Discontinued operations attributable to common shareholders	$0.01	$(0.01)	$0.03	$0.02

Total	$(0.11)	$(0.12)	$(0.25)	$0.07

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	$(0.12)	$(0.11)	$(0.28)	$0.05
Discontinued operations attributable to common shareholders	$0.01	$(0.01)	$0.03	$0.02

Total	$(0.11)	$(0.12)	($0.25)	$0.07

Duke Realty Corporation

Statement of Funds From Operations

June 30, 2012

(In thousands, except per share amounts)

	Three Months Ended June 30, (Unaudited)
	2012			2011
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share

Net Loss Attributable to Common Shareholders	$(28,482)			$(29,042)
Less: Dividends on participating securities	(856)			(806)

Net Loss Per Common Share- Basic	(29,338)	266,748	$(0.11)	(29,848)	252,640	$(0.12)
Add back:
Noncontrolling interest in earnings of unitholders	—	—		—	—
Other potentially dilutive securities		—			—

Net Loss Attributable to Common Shareholders- Diluted	$(29,338)	266,748	$(0.11)	$(29,848)	252,640	$(0.12)

Reconciliation to Funds From Operations (“FFO”)
Net Loss Attributable to Common Shareholders	$(28,482)	266,748		$(29,042)	252,640
Adjustments:
Depreciation and amortization	92,943			100,113
Company share of joint venture depreciation and amortization	8,640			8,639
Earnings from depreciable property sales-wholly owned, discontinued operations	(3,095)			(2,713)
Earnings from depreciable property sales-wholly owned, continuing operations	(119)			(492)
Noncontrolling interest share of adjustments	(1,660)			(2,802)

Funds From Operations- Basic	68,227	266,748	$0.26	73,703	252,640	$0.29
Noncontrolling interest in loss of unitholders	(466)	4,569		(706)	7,209
Noncontrolling interest share of adjustments	1,660			2,802
Other potentially dilutive securities		3,036			3,364

Funds From Operations- Diluted	$69,421	274,353	$0.25	$75,799	263,213	$0.29
Acquisition-related activity	1,029			594

Core Funds From Operations- Diluted	$70,450	274,353	$0.26	$76,393	263,213	$0.29

	Six Months Ended June 30, (Unaudited)
	2012			2011
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share

Net Income (Loss) Attributable to Common Shareholders	$(64,872)			$18,527
Less: Dividends on participating securities	(1,708)			(1,605)

Net Income (Loss) Per Common Share- Basic	(66,580)	262,556	$(0.25)	16,922	252,524	$0.07
Add back:
Noncontrolling interest in earnings of unitholders	—	—		499	6,798
Other potentially dilutive securities		—			68

Net Income (Loss) Attributable to Common Shareholders- Diluted	$(66,580)	262,556	$(0.25)	$17,421	259,390	$0.07

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shareholders	$(64,872)	262,556		$18,527	252,524
Adjustments:
Depreciation and amortization	185,199			195,094
Company share of joint venture depreciation and amortization	17,226			16,267
Earnings from depreciable property sales-wholly owned, discontinued operations	(9,571)			(14,316)
Earnings from depreciable property sales-wholly owned, continuing operations	158			(68,348)
Earnings from depreciable property sales-JV	—			(91)
Noncontrolling interest share of adjustments	(3,720)			(3,371)

Funds From Operations- Basic	124,420	262,556	$0.47	143,762	252,524	$0.57
Noncontrolling interest in income (loss) of unitholders	(1,277)	5,160		499	6,798
Noncontrolling interest share of adjustments	3,720			3,371
Other potentially dilutive securities		2,987			3,276

Funds From Operations- Diluted	$126,863	270,703	$0.47	$147,632	262,598	$0.56
Adjustments for redemption/repurchase of preferred shares	5,730			163
Acquisition-related activity	1,609			1,183

Core Funds From Operations- Diluted	$134,202	270,703	$0.50	$148,978	262,598	$0.57

Duke Realty Corporation

Balance Sheet

June 30, 2012

(In thousands, except per share amounts)

	June 30, 2012	December 31, 2011

ASSETS:
Rental Property	$6,177,333	$6,038,107
Less: Accumulated Depreciation	(1,206,158)	(1,127,595)
Construction in Progress	165,940	44,497
Undeveloped Land	622,457	622,635

Net Real Estate Investments	5,759,572	5,577,644
Cash	106,565	213,809
Accounts Receivable	19,623	22,428
Straight-line Rents Receivable	112,404	108,392
Receivables on Construction Contracts	32,969	40,247
Investments in and Advances to Unconsolidated Companies	368,000	364,859
Deferred Financing Costs, Net	41,231	42,268
Deferred Leasing and Other Costs, Net	460,903	463,983
Escrow Deposits and Other Assets	166,823	170,807

Total Assets	$7,068,090	$7,004,437

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Secured Debt	$1,101,195	$1,173,233
Unsecured Notes	2,915,155	2,616,063
Unsecured Lines of Credit	20,293	20,293
Construction Payables and Amounts due Subcontractors	60,931	55,916
Accrued Real Estate Taxes	85,993	69,470
Accrued Interest	59,506	58,904
Accrued Expenses	37,536	60,230
Other Liabilities	125,890	131,735
Tenant Security Deposits and Prepaid Rents	42,213	38,935

Total Liabilities	4,448,712	4,224,779

Preferred Stock	625,638	793,910
Common Stock and Additional Paid-in Capital	3,786,421	3,597,117
Accumulated Other Comprehensive Income (Loss)	1,767	987
Distributions in Excess of Net Income	(1,833,088)	(1,677,328)

Total Shareholders’ Equity	2,580,738	2,714,686
Non-controlling Interest	38,640	64,972

Total Liabilities and Equity	$7,068,090	$7,004,437